EX 23
Form 11-K for 2013
File No. l-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-189789) pertaining to the AT&T Savings and Security Plan of our report dated June 20, 2014, with respect to the financial statements and schedule of the AT&T Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

Dallas, Texas                                                                                                /s/ Ernst & Young LLP
June 20, 2014

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